Shareholders' Agreement


         This Shareholders' Agreement (the "Agreement") is made as of this 7th day of April, 1997, by and among Noble International, Ltd., a Michigan corporation ("Noble"), Utilase, Inc., a Michigan corporation ("Utilase"), Robert
J. Skandalaris ("Skandalaris"), and James Bronce Henderson, III ("Henderson"). Utilase and Henderson are referred to in this Agreement individually as a "Shareholder" and collectively as the "Shareholders."


                                   Background

         A. Noble, Utilase, Inc., a Michigan corporation ("Utilase") and the shareholders of Utilase, have entered into that certain Stock Purchase Agreement dated as of April 7, 1997, pursuant to which Noble will acquire all of the outstanding stock of Utilase (the "Purchase Agreement").

         B. Skandalaris is the owner of approximately 60% of the issued and outstanding Noble Common Shares, as that term is defined below.

         In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                                    Agreement

         1.       Definitions.

                  (a) "Noble Shares" shall mean shares of the common stock of Noble.

                  (b) "Skandalaris Shares" shall mean Noble Shares now owned or subsequently acquired, directly or indirectly, by Skandalaris.

                  (c) "Shareholders' Shares" shall mean Noble Shares now owned or subsequently acquired by the Shareholders including the Escrow Shares (as that term is defined in the Purchase Agreement) acquired by Utilase pursuant to the terms of the Purchase Agreement.

         2.       Sales by Skandalaris.

                  (a) If Skandalaris proposes to sell, transfer or dispose of in any way any Skandalaris Shares, including any redemption of such shares by Noble ("Skandalaris Share Transfer"), then Skandalaris shall promptly give written notice (the "Skandalaris Notice") to the Shareholders at least 30 days prior to the closing of a Skandalaris Share Transfer. The Skandalaris Notice shall describe in reasonable detail the proposed Skandalaris Share Transfer, including, without limitation, the number of Skandalaris Shares to be sold or transferred, the nature of such sale




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or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the proposed Skandalaris Share Transfer is being made pursuant to the provisions of Sections 4(a) or 4(b) of this Agreement, the Skandalaris Notice shall state under which section the sale or transfer is being made.

                  (b) Each Shareholder shall have the pro rata right, based upon the aggregate number of Noble Shares then held by each Shareholder, exercisable upon written notice to Skandalaris within 15 days after receipt of the Skandalaris Notice, to participate in such Skandalaris Share Transfer on the same terms and conditions (the "Sale Option"). To the extent the Shareholders exercise the Sale Option in accordance with the terms and conditions set forth in Section 2(c) below (i) the number of Skandalaris Shares that Skandalaris may sell shall be correspondingly reduced, and (ii) each Shareholder shall receive its corresponding pro rata share of the aggregate consideration paid, directly or indirectly, to Skandalaris by such purchasers or transferees.

                  (c) The Shareholders may sell all or any part of the Shareholders' Shares equal to the product of (i) the aggregate number of Skandalaris Shares covered by the Skandalaris Notice multiplied by (ii) a fraction, the numerator of which is the number of Noble Shares owned by the Shareholders at the time of the sale or transfer and the denominator of which is the total number of Noble Shares owned by Skandalaris and the Shareholders at the time of transfer.

                  (d) Each Shareholder shall effect its participation in the sale by promptly delivering to Skandalaris for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shareholders' Shares that the Shareholder elects to sell.

                  (e) The stock certificate or certificates that the Shareholders deliver to Skandalaris pursuant to Section 2(d) shall be transferred to the prospective purchaser upon consummation of the Skandalaris Share Transfer pursuant to the terms and conditions specified in the Skandalaris Notice, and Skandalaris shall concurrently therewith remit to the Shareholders that portion of the sale proceeds to which the Shareholders are entitled by reason of their participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase Shareholders' Shares from the Shareholders, Skandalaris shall not sell to such prospective purchaser or purchasers any Skandalaris Shares unless and until Skandalaris has purchased from the Shareholders the number of Shareholders' Shares that the Shareholders are entitled to sell under this Agreement on the terms and subject to the conditions in the Skandalaris Notice.

                  (f) The exercise or non-exercise of the Shareholders' rights under this Agreement to participate in one or more sales of Skandalaris Shares shall not adversely affect their rights to exercise their Sale Option in subsequent Skandalaris Share Transfers.



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         3.       Sales by the Shareholders.

                  (a) If the Shareholders propose to sell, transfer or dispose of in any way any Shareholders' Shares ("Shareholders Share Transfer"), then the Shareholders shall promptly give written notice (the "Shareholders Notice") to Skandalaris at least 30 days prior to the closing of a Shareholders Share Transfer. The Shareholders Notice shall describe in reasonable detail the proposed Shareholders Share Transfer, including, without limitation, the number of Shareholders' Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the proposed Shareholders Share Transfer is being made pursuant to the provisions of Sections 4(a) or 4(b) of this Agreement, the Shareholders Notice shall state under which section the sale or transfer is being made.

                  (b) Skandalaris shall have the right, but not the obligation, exercisable upon written notice to the Shareholders within 15 days after receipt of the Shareholders Notice, to purchase not less than all of the Shareholders' Shares subject to the proposed transfer at the price of the proposed transfer and on the terms of the proposed transfer.

         4.       Exempt Transfers.

                  (a) The provisions of Section 2 shall not apply to (i) any pledge of Skandalaris Shares made pursuant to a bona fide loan transaction that creates a mere security interest, or (ii) any transfer to the ancestors, descendants or spouse of Skandalaris or to trusts for the benefit of such persons; provided that (A) Skandalaris shall inform the Shareholders of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Shareholders with a written agreement to be bound by and that complies with all provisions of Section 2 of this Agreement. The provisions of
Section 3 shall not apply to (i) any pledge of Shareholders' Shares made pursuant to a bona fide loan transaction that creates a mere security interest, or (ii) any transfer to a successor, parent, subsidiary, assignee, ancestor, descendant or spouse of the Shareholders or to trusts for the benefit of such persons; provided that (A) the Shareholders shall inform Skandalaris of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish Skandalaris with a written agreement to be bound by and that complies with all provisions of Section 3 of this Agreement. Such transferred Noble Shares shall remain "Skandalaris Shares" or "Shareholders' Shares," as applicable, under this Agreement, and such pledgee or transferee shall be treated as "Skandalaris" or a "Shareholder," as applicable, for purposes of this Agreement.

                  (b) The provisions of Sections 2 and 3 shall not apply to the sale of any Skandalaris Shares or Shareholders' Shares to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").


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         5.       Prohibited Transfers.

                  (a) In the event Skandalaris should sell any Noble Shares in contravention of the rights of the Shareholders under this Agreement (a "Prohibited Transfer"), the Shareholders, in addition to such other remedies as may be available at law, in equity or under this Agreement, shall have the put option provided below, and Skandalaris shall be bound by the applicable provisions of such option.

                  (b) In the event of a Prohibited Transfer, the Shareholders shall have the right to sell to Skandalaris the number of Noble Shares equal to the number of shares each such Shareholder would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

                           (i) The price per share at which the Shareholders' Shares are to be sold to Skandalaris shall be equal to the price per share paid by the purchaser to Skandalaris in the Prohibited Transfer.

                           (ii) Within 60 days after the date on which the Shareholders became aware of the Prohibited Transfer, the Shareholders shall, if exercising the option created hereby, deliver to Skandalaris the certificate or certificates representing Noble Shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii) Skandalaris shall, upon receipt of the certificate or certificates for the shares to be sold by the Shareholders, pursuant to this Section 5(b), pay the aggregate purchase price therefor as specified in Section 5(b)(i), in immediately available funds or by other means acceptable to the Shareholders.

                           (iv) Notwithstanding the foregoing, any attempt by Skandalaris to transfer Noble Shares in violation of Section 2 of this Agreement shall be void and Noble agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Shareholders.

         6.       Legend.

                  (a) Each certificate representing Skandalaris Shares or Shareholders' Shares issued to any person in connection with a transfer pursuant to Section 4(a) of this Agreement shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS' AGREEMENT BY AND AMONG THE CORPORATION, ROBERT J. SKANDALARIS, AND CERTAIN HOLDERS OF


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         STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON
         WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."






                  (b) Skandalaris agrees that Noble may instruct its transfer agent, if applicable, to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6(a) to enforce the provisions of this Agreement and Noble agrees to promptly do so. The legend and any stop transfer notations shall be removed upon termination of this Agreement.


         7.       Restricted Transfers.

                  (a) If Noble closes the initial public offering described in the Purchase Agreement (the "IPO"), Skandalaris shall not, without the prior joint written consent of the Shareholders, sell, transfer or dispose of in any way any Skandalaris Shares on or before the second anniversary of the closing of the IPO. Except as otherwise set forth in this Agreement, after the second anniversary of the IPO, Skandalaris shall not, without the prior joint written consent of the Shareholders, engage in such a transfer involving more than 20% in the aggregate of the Skandalaris Shares so long as any Series A Preferred Stock (as that term is defined in the Purchase Agreement) remains outstanding; provided, however, that Skandalaris shall not engage in such a transfer if there exists an Event of Default (as that term is defined in the designation (the "Designation") of the Series A Preferred Stock contained in the Noble Articles of Incorporation).

                  (b) If Skandalaris proposes such a transfer pursuant to
Section 7(a), then he shall promptly give written notice (the "Restricted Transfer Notice") to each Shareholder at least 30 days prior to the closing of such a transfer. The Restricted Transfer Notice shall describe in reasonable detail the proposed transfer, including, without limitation, the number of Skandalaris Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the proposed transfer is being made pursuant to the provisions of Section 7(c) of this Agreement, the Restricted Transfer Notice shall state under which section the sale or transfer is being made.

                  (c) Notwithstanding the foregoing, the provisions of this
Section 7 shall not apply to (i) any pledge of Skandalaris Shares made pursuant to a bona fide loan transaction that creates a mere security interest, or (ii) any transfer to the ancestors, descendants or spouse of Skandalaris or to trusts for the benefit of such persons; provided, however, that (A) Skandalaris shall inform each Shareholder of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Shareholders with a written agreement to be bound by and that complies with all provisions of this Agreement. Such transferred Skandalaris Shares shall remain "Skandalaris Shares" under this Agreement, and such pledgee or transferee shall be treated as "Skandalaris" for purposes of this Agreement.


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         8.       Miscellaneous.

                  (a) Arbitration. In the event that the Company and the Shareholders cannot agree as to the disposition of any claim raised under this Agreement, the unresolved matter shall be resolved by arbitration if a request for arbitration, as provided in this Section 8(a), is given. Arbitration shall be initiated by either party making a written demand on the other party and simultaneously filing copies of the demand, together with the required fees, with the Detroit Regional Office of the American Arbitration Association ("AAA"). Within 15 days after receipt of such demand, each party shall designate one arbitrator. These two arbitrators shall, within 15 days after their appointment, select a third arbitrator, who shall be experienced in the subject matter of the claim for which resolution is sought. In the event that the first two arbitrators are unable to agree upon a third arbitrator, then the arbitrators shall apply to the AAA to designate and appoint a person who meets these criteria as the third arbitrator. In the event the party upon whom the original arbitration demand was served shall fail to designate its arbitrator, the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be single, mutually approved arbitrator to resolve the matter. Final arbitration of the dispute shall occur within six months of the giving of the notice of arbitration. The place of arbitration shall be Troy, Michigan. Arbitration shall be conducted under the auspices of the AAA and the AAA Rules shall govern all proceedings unless otherwise provided in this Section 8(a). In the case of conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern. The arbitrators' sole power shall be to interpret the provisions of this Agreement and they shall have no power to change or modify any provision of this Agreement. The parties shall have the right to discovery in accordance with the Federal Rules of Civil Procedure except that discovery may commence immediately upon the service of the demand for arbitration and except that discovery shall be limited to document requests and depositions of not more than two people per party, and must occur within three months of the date of such service of notice of the complaining party. A party's unreasonable refusal to cooperate in discovery shall be deemed to be a refusal to proceed with arbitration and, until the arbitration panel is complete, the parties may enforce their rights (including the right of discovery) in the circuit courts of the State of Michigan. Such enforcement in the courts shall not constitute a waiver of a party's right to arbitration. Upon the completion of the appointment of the arbitration panel, the arbitrators shall have the power to enforce the parties' discovery rights. It is expressly agreed that material subject to discovery shall include written documents that must be created from information that currently exists only in machine-readable form.

         The parties expressly covenant and agree to be bound by the decision of the arbitration panel and accept any such decision as the final determination of the matter in dispute. A judgment of any Michigan Circuit Court may be rendered upon any award made pursuant to this Agreement.

                  (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Michigan, without regard to the conflict of laws principals of that state.

                  (c) Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only

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by the written consent of (i) as to Noble, only by Noble, (ii) as to Utilase, by
Henderson, (iii) as to Henderson, by Henderson, and (iv) as to Skandalaris, by Skandalaris. Any amendment or waiver effected in accordance with clauses (i),
(ii) and (iii) of this Section 8(c) shall be binding upon Noble, Skandalaris, and the Shareholders and their respective successors, assigns, and legal representatives.

                  (d) Assignment of Rights. This Agreement and the rights and obligations of the parties under this Agreement shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of Utilase under this Agreement are assignable to an affiliate of Utilase or to a successor in interest to Utilase.

                  (e) Term. This Agreement shall terminate in its entirety upon the earlier of (i) the final redemption by Noble of any outstanding Series A Preferred Stock and (ii) the closing of Noble's sale of all or substantially all of its assets or the acquisition of Noble by another entity by means of merger or consolidation resulting in the exchange of the outstanding Noble Shares for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, so long as the holders of Noble Shares receive, pro rata, substantially all of the consideration paid, directly or indirectly, by the acquiring entity in connection with such transaction. Sections 2, 3, 4 and 5 of this Agreement shall terminate and the legends referred to in Section 6 shall be removed from the applicable certificates on the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of all or a portion of Noble Shares at an aggregate offering price to the public of not less than $10,000,000.

                  (f) Capitalization. Noble represents and warrants that (i) there are 60,000 authorized and 11,550 issued and outstanding Noble Shares, (ii) there are no other issued and outstanding Noble Shares, and (iii) Noble is under no obligation to issue any Noble Shares except as contemplated by the Purchase Agreement and the proposed IPO referred to in the Purchase Agreement and stock option plans for Noble management and directors.

                  (g) Ownership. Skandalaris represents and warrants that (i) he is the sole legal and beneficial owner of approximately 60% of the issued and outstanding Noble Shares.

                  (h) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by certified mail, recognized commercial overnight courier or facsimile addressed as follows.

         If to Noble to:

                  Noble International, Ltd.
                  33 Bloomfield Hills Parkway, Suite 155
                  Bloomfield Hills, MI  48304
                  Attention:  Mr. Michael Azar

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                  with a copy to:

                  Jaffe, Raitt, Huer & Weiss, Professional Corporation One Woodward Avenue, Suite 2400
                  Detroit, MI  48226
                  Attention:  Mr. Peter Sugar

         If to Skandalaris to:

                  Robert J. Skandalaris
                  33 Bloomfield Hills Parkway, Suite 155
                  Bloomfield Hills, MI  48304

                  with a copy to:

                  Jaffe, Raitt, Huer & Weiss, Professional Corporation One Woodward Avenue, Suite 2400
                  Detroit, MI  48226
                  Attention:  Mr. Peter Sugar

         If to Utilase to:

                  Utilase, Inc.
                  20101 Hoover Road
                  Detroit, MI  48205
                  Attention:  Mr. James Bronce Henderson, III

                  with a copy to:

                  Dykema Gossett PLLC
                  1577 N. Woodward, Suite 300
                  Bloomfield Hills, MI  48304
                  Attention: Gerald T. Lievois

                  (i) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.


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                  (j) Counterparts. This Agreement may be executed in two or more, counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                      [this space intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement effective as of the date first set above.



                                     NOBLE INTERNATIONAL, LTD.


                                     By:      _________________________________

                                     Name:    _________________________________
                                     Title:   _________________________________


                                     UTILASE, INC.


                                     By:      _________________________________
                                              James Bronce Henderson, III,
                                              Chief Executive Officer



                                              _________________________________
                                              Robert J. Skandalaris


                                              _________________________________
                                              James Bronce Henderson, III







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